As filed with the Securities and Exchange Commission on March 18, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

Registration Statement UNDER THE SECURITIES ACT OF 1933

Oncternal Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	62-1715807
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

12230 El Camino Real, Suite 300

San Diego, California 92130

(858) 434-1113

(Address of Principal Executive Offices)

Oncternal Therapeutics, Inc. 2019 Incentive Award Plan

Oncternal Therapeutics, Inc.  2021 Employment Inducement Award Plan

(Full Title of the Plans)

James B. Breitmeyer, M.D., Ph.D.

President and Chief Executive Officer

Oncternal Therapeutics, Inc.

12230 El Camino Real, Suite 300

San Diego, California 92130

(858) 434-1113

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Chase C. Leavitt

General Counsel & Secretary

Oncternal Therapeutics, Inc.

12230 El Camino Real, Suite 300

San Diego, California 92130

(858) 434-1113

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement registers the offer and sale of an additional 7,500,000 shares of common stock of Oncternal Therapeutics, Inc. (the “Company”) for issuance under the 2019 Plan, and an additional 2,050,000 shares of common stock of the Company for issuance under the Inducement Plan.  In accordance with Instruction E to Form S-8, the contents of previously filed Form S-8 registration statement Nos. 333-254581 and 333-233288 relating to shares of common stock issuable pursuant to the 2019 Plan and Inducement Plan are hereby incorporated herein by reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act. These documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

In this registration statement, Oncternal Therapeutics, Inc. is sometimes referred to as the “Company,” “registrant,” “we,” “us” or “our.”

Item 3.  Incorporation of Documents by Reference.

The Securities and Exchange Commission (“SEC”) allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this registration statement, and later information filed with the SEC will update and supersede this information.  We hereby incorporate by reference into this registration statement the following documents previously filed with the SEC:

(a)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed by the registrant with the SEC on March 10, 2022, and
(b)

the description of the registrant’s common stock set forth in our Registration Statement on Form 8-A, filed with the SEC on January 13, 2004, and any amendment or report filed with the SEC for the purpose of updating such description.

All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. The Registrant expressly excludes from such incorporation any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K. Any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.  Exhibits.

Exhibit		Incorporation by Reference
Number	Exhibit Description	Form	File no.	Exhibit No.	Filing Date

3.1	Restated Certificate of Incorporation of the Registrant dated February 6, 2004 (“Restated Certificate”)	S-3	333-127175	4.1	4-Aug-05

3.1.1	Certificate of Amendment of Restated Certificate dated May 6, 2011	8-K	000-50549	3.2	6-May-11

3.1.2	Certificate of Amendment of Restated Certificate dated May 6, 2014	8-K	000-50549	3.3	9-May-14

3.1.3	Certificate of Amendment of Restated Certificate dated May 6, 2015	10-Q	000-50549	3.4	11-May-15

3.1.4	Certificate of Amendment of Restated Certificate dated December 5, 2016	8-K	000-50549	3.1	5-Dec-16

3.1.5	Certificate of Amendment of Restated Certificate dated June 7, 2019 related to the Reverse Stock Split of the Registrant	8-K	000-50549	3.1	10-Jun-19

3.1.6	Certificate of Amendment of Restated Certificate dated June 7, 2019 related to the Name Change of the Registrant	8-K	000-50549	3.2	10-Jun-19

3.1.7	Certificate of Amendment of Restated Certificate dated May 25, 2021	8-K	000-50549	3.1	28-May-21

3.2	Amended and Restated Bylaws of the Registrant	8-K	000-50549	3.3	10-Jun-19

4.1	Specimen of Common Stock Certificate	10-Q	000-50549	4.2	9-Aug-19

4.2	Form of Common Stock Warrant, issued by Registrant pursuant to the Purchase Agreement dated September 25, 2017, between Registrant and the purchasers identified in Exhibit A therein	S-3	333-221040	4.9	20-Oct-17

4.3	Form of Warrant to purchase shares of Series B-2 Preferred Stock of Registrant	S-4	333-230758	4.11	8-Apr-19

4.3.1	Form of Amendment to Warrant to Purchase shares of Series B-2 Preferred Stock of Private Oncternal	10-Q	000-50549	4.1	9-Aug-19

4.4	Form of Common Stock Warrant, issued by Registrant pursuant to the Securities Purchase Agreement dated May 19, 2020, between the Registrant and the purchasers signatory thereto (“May 2020 Purchase Agreement”)	8-K	000-50549	4.1	21-May-20

4.5	Form of Placement Agent Warrant, issued by Registrant pursuant to the May 2020 Purchase Agreement	8-K	000-50549	4.2	21-May-20

4.6	Form of Common Stock Warrant, issued by Registrant pursuant to the Securities Purchase Agreement dated July 17, 2020, between the Registrant and the purchasers signatory thereto (the “July 2020 Purchase Agreement”)	8-K	000-50549	4.1	21-Jul-20

4.7	Form of Placement Agent Warrant, issued by Registrant pursuant to the July 2020 Purchase Agreement.	8-K	000-50549	4.2	21-Jul-20

4.8	Form of Underwriter Warrant, issued by Registrant pursuant to the Amended and Restated Underwriting Agreement dated August 27, 2020, between the Registrant and H.C. Wainwright & Co., LLC (“H.C. Wainright”)	8-K	000-50549	4.1	31-Aug-20

4.9	Form of Underwriter Warrant, issued by Registrant pursuant to the Amended and Restated Underwriting Agreement dated November 17, 2020, between the Registrant and H.C. Wainwright	8-K	000-50549	4.1	19-Nov-20

4.10	Form of Underwriter Warrant, issued by Registrant pursuant to the Amended and Restated Underwriting Agreement dated December 9, 2020, between the Registrant and H.C. Wainwright	8-K	000-50549	4.1	11-Dec-20

4.11	Description of Securities of the Registrant	10-K	000-50549	4.11	10-Mar-22

5.1*	Opinion of Counsel

10.1	2019 Incentive Award Plan of the Registrant effective June 7, 2019 (the “2019 Plan”)	10-K	000-50549	10.18	10-Mar-22

10.1.1	Form of Stock Option Agreement under the 2019 Plan	10-K	000-50549	10.18.1	10-Mar-22

10.1.2	Form of Restricted Stock Unit under the 2019 Plan	10-K	000-50549	10.18.2	10-Mar-22

10.2	2021 Employment Inducement Incentive Award Plan of the Registrant (the “Inducement Plan”)	8-K	000-50549	10.1	17-Feb-21

10.2.1#	Form of Stock Option under the Inducement Plan	10-K	000-50549	10.19.1	10-Mar-22

10.2.2#	Amendment No. 1 to the Inducement Plan dated May 25, 2021	8-K	000-50549	10.1	25-May-21

10.2.3#	Amendment No. 2 to the Inducement Plan dated December 15, 2021	10-K	000-50549	10.19.3	10-Mar-22

23.1*	Consent of BDO USA LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Counsel (included in Exhibit 5.1)

24.1*	Power of Attorney (included in the signature page to this Registration Statement)

107*	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on March 18, 2022.

oncternal therapeutics, Inc.

By:	/s/James B. Breitmeyer, M.D., Ph.D.
James B. Breitmeyer, M.D., Ph.D.
President and Chief Executive Officer

Each person whose signature appears below hereby constitutes and appoints James B. Breitmeyer, M.D., Ph. D. and Richard G. Vincent, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James B. Breitmeyer, M.D., Ph.D. James B. Breitmeyer, M.D., Ph.D.	President and Chief Executive Officer and Director (Principal Executive Officer)	March 18, 2022

/s/ Richard G. Vincent Richard G. Vincent	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 18, 2022

/s/ David F. Hale David F. Hale	Chairman of the Board of Directors	March 18, 2022

/s/ Michael G. Carter, M.B., ChB., F.R.C.P. Michael G. Carter, M.B., ChB., F.R.C.P.	Director	March 18, 2022

/s/ Daniel L. Kisner, M.D. Daniel L. Kisner, M.D.	Director	March 18, 2022

/s/ William R. LaRue William R. LaRue	Director	March 18, 2022

/s/ Rosemary Mazanet, M.D., Ph.D. Rosemary Mazanet, M.D., Ph.D.	Director	March 18, 2022

Xin Nakanishi, Ph.D.	Director

/s/ Charles P. Theuer, M.D., Ph.D. Charles P. Theuer, M.D., Ph.D.	Director	March 18, 2022

Jinzhu Chen, Ph.D.	Director

/s/ Robert J. Wills, Ph.D. Robert J. Wills, Ph.D.	Director	March 18, 2022